Pepper Hamilton LLP
------------ Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

                                November 11, 2010

Touchstone Funds Group Trust
303 Broadway, Suite 1100
Cincinnati, OH  45202


            Re:   Touchstone Funds Group Trust
                  File Nos. 033-70958 and 811-08104

Ladies and Gentlemen:

                  We have acted as counsel to the Touchstone Funds Group Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of one or more Post-Effective Amendments to the Trust's Registration Statement on Form N-1A (File Nos. 033-70958; 811-08104) (the "Amendments"), registering under the Securities Act of 1933, as amended (the "1933 Act"), an indefinite number of shares of beneficial interest with a par value of $0.01 per share ("Shares") of: Class A shares and Class C shares of the Touchstone Sands Capital Select Growth Fund; Class Y shares of the Touchstone Short Duration Fixed Income Fund; and Class A shares, Class C shares, Class Y shares and Institutional shares of the Touchstone Focused Equity Fund.

                  You have requested our opinion as to the matters set forth below in connection with the filing of the Amendments. For purposes of rendering that opinion, we have examined the Amendments, the Certificate of Trust, the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Trust, and the resolutions adopted by the Board of Trustees of the Trust that provides for the issuance of the Shares and which are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust by its terms, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust as to certain matters, including the authorization of the issuance of the Shares. For the purpose of rendering the opinions set forth herein, we have also reviewed the Certificate of Trust of the Trust, as corrected on April 21, 2009, which we have assumed is complete, accurate and in full force and effect as so corrected and also have made other assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.



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Pepper Hamilton LLP
------------ Attorneys at Law

Touchstone Funds Group Trust
Page 2
November 11, 2010


                  Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Shares to be issued pursuant to the Amendments have been duly authorized for issuance by the Trust; and

                  2. When issued and paid for upon the terms provided in the Amendments, the Shares to be issued pursuant to the Amendments will be validly issued, fully paid and nonassessable.

                  This opinion is rendered solely in connection with the filing of the Amendments. We hereby consent to the filing of this opinion with the SEC in connection with the Amendments and to the reference to this firm in the statement of additional information that is being filed as part of the Amendments. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                                                    Very truly yours,

                                                    /s/ Pepper Hamilton LLP

                                                    Pepper Hamilton LLP